Exhibit 99.1

Investor Relations Contact:

Karen Fisher

Vice President, Investor Relations & Compliance

BakBone Software, Inc.

858-795-7525

karen.fisher@bakbone.com

Media Contact:

Dani Kenison

Director, Corporate Communications

BakBone Software, Inc.

858-795-7584

dani.kenison@bakbone.com

BAKBONE ANNOUNCES FURTHER REVIEW OF

ACCOUNTING POLICIES

SAN DIEGO, CA – June 28, 2006 – BakBone Software, Inc. (PK:BKBO), a global provider of heterogeneous integrated data protection solutions, announced today that it has identified a number of sales transactions in different geographical regions which had product return or exchange rights and which were not previously considered in the Company’s historical accounting policies. Accordingly, the Company has determined a detailed review and analysis of these historical sales transactions is required.

To facilitate this process, the Board of Directors has formed a committee to review the Company’s accounting practices and oversight to ensure compliance with the Company’s policies and to evaluate whether or not other transactions were properly accounted for in accordance with the Company’s accounting policies.

“The current internal review covers separate revenue recognition issues from those previously disclosed,” commented Jim Johnson, BakBone’s president and CEO. “This review does not impact the ongoing business fundamentals of the Company and is anticipated to take at least 60 days. Once this internal review is complete, we will then review the timeline to bring current the Company’s outstanding financial statements.”

Although it has not been determined what impact the findings of this review will have on the Company’s historical financial statements which, as previously announced, will be restated, management believes any potential revenue recognition adjustments related to this review will not affect previously reported cash or bookings* numbers.

Added Johnson, “We have strengthened the overall financial management structure of BakBone with the addition of Doug Lindroth as the Company’s new chief financial officer. This is an additional step in the evolution of a growing and developing organization.”

*	Bookings represent the total dollar value of contracts signed during the period. The revenue associated with bookings will be recognized in accordance with our revenue recognition policies.

About BakBone Software, Inc.

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery, replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: the timing of the anticipated completion of the review of sales transactions described in this release; BakBone’s ability to resolve outstanding issues, including those related to exchange and return rights, in its historical financial statements, complete the review of its financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators and have its common stock meet the standards for obtaining re-listing on the Toronto Stock Exchange; competition in our target markets; potential capital needs; management of future growth and expansions; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s products and fee structures, and the success of BakBone’s brand development efforts. Other risks that BakBone faces in its business include: risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward- looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

BakBone, BakBone Software and the BakBone logo are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.